UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2014 (October 29, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610 Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2014, Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) issued a press release announcing, among other things, Acadia’s operating and financial results for the third quarter and nine months ended September 30, 2014. The press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 29, 2014, Acadia also announced the signing of a definitive agreement to acquire CRC Health Group, Inc. (“CRC”), the nation’s largest specialized behavioral healthcare provider. CRC provides substance abuse treatment and other specialty programs through 36 residential facilities and 84 comprehensive treatment facilities that currently treat approximately 40,000 patients daily. The press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company will hold a conference call to discuss its third quarter financial results and the pending acquisition of CRC at 9:00 a.m. Eastern Time on Thursday, October 30, 2014. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 14, 2014.

The press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: October 30, 2014	By:	/s/ Christopher Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 29, 2014